Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Contact:	Press Contact:
Mike Knapp IDT Investor Relations Phone: (408) 284-6515 E-mail: mike.knapp@idt.com	Graham Robertson IDT Worldwide Marketing Phone: (408) 284-2644 E-mail: graham.robertson@idt.com

IDT ANNOUNCES RESIGNATION OF DR. TED TEWKSBURY AS PRESIDENT & CEO

Board Member Jeffrey McCreary Appointed Interim President & CEO

SAN JOSE, Calif., August 26, 2013 — Integrated Device Technology, Inc. (IDT® or the Company) (NASDAQ: IDTI), the Analog and Digital Company™ delivering essential mixed-signal semiconductor solutions, today announced that Dr. Ted Tewksbury has resigned as President, Chief Executive Officer and board member, effective August 27, 2013. The Board of Directors has appointed board member Jeffrey McCreary as interim President and Chief Executive Officer.

Jeffrey McCreary has served on IDT’s Board since June of 2012. A former Texas Instruments Senior Vice-President, Mr. McCreary brings thirty years of broad based semiconductor industry leadership and significant boardroom experience to the role. As interim President and Chief Executive Officer, Mr. McCreary will work closely with IDT’s current executive team and Board of Directors to oversee the Company’s ongoing operations and strategic initiatives. The Board has formed a search committee to identify and consider candidates for the permanent President and Chief Executive Officer role.

“On behalf of the Board of Directors, I want to thank Ted for his many contributions to IDT over the past five years,” said John Schofield, IDT’s Chairman of the Board. “Since joining the Company, he has directed IDT’s transformation into a premier analog and mixed signal semiconductor company delivering system level solutions.”

Schofield continued, “As we begin the CEO search, we are fortunate to have Jeffrey McCreary available to serve in the interim role. Jeff possesses a proven track record as a semiconductor industry executive and has spent significant time making vital decisions in the boardroom as well. We are confident he will provide essential leadership for the Company for as long as required.”

“I am excited about the future for IDT and look forward to contributing to the team’s success,” said McCreary. “We are on a path to reach our previously stated financial targets and to continue leveraging our proven strengths in timing solutions, memory interface, RF, serial switching and power management with great new products.”

Forward Looking Statements

Investors are cautioned that forward-looking statements in this release, including but not limited to statements regarding Mr. McCreary’s plans as interim President and Chief Executive Officer and the Company’s business, strengths and products, involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and introduction of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013. All forward-looking statements are made as of the date of this release and the Company disclaims any duty to update such statements.

About IDT

Integrated Device Technology, Inc., the Analog and Digital Company™, develops system-level solutions that optimize its customers’ applications. IDT uses its market leadership in timing, serial switching and interfaces, and adds analog and system expertise to provide complete application-optimized, mixed-signal solutions for the communications, computing and consumer segments. Headquartered in San Jose, Calif., IDT has design, manufacturing, sales facilities and distribution partners throughout the world, with direct purchase services through IDT Direct™. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol “IDTI.” Additional information about IDT is accessible at www.IDT.com. Follow IDT on Facebook, LinkedIn, Twitter, and YouTube.

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IDT and the IDT logo are trademarks or registered trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.